UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

February 2, 2016

Allegiance Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Texas	001-37585	26-3564100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway, N., Suite 200

Houston, Texas 77040

(Address of principal executive offices)

(281) 894-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2016, Allegiance Bank, a Texas state bank and wholly-owned subsidiary of Allegiance Bancshares, Inc. (“Allegiance”) completed the previously disclosed sale of two of its banking locations to Incommons Bank, N.A. a national banking association headquartered in Mexia, Texas. Under the terms of the purchase and assumption agreement, Incommons Bank, N.A. acquired certain assets and assumed certain liabilities associated with the Mart banking location at 714 Texas Avenue in Mart, Texas and the Rosebud banking location at 339 Main Street, Rosebud, Texas. The transaction is expected to generate a pre-tax gain of approximately $2.0 million.  The gain will be included in Allegiance’s financial results for the first quarter of 2016. Allegiance’s decision to sell these banking locations was driven by its strategic plan to focus on the Houston Metropolitan area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

By:	/s/ George Martinez
George Martinez
Chairman and Chief Executive Officer
Date: February 2, 2016